UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2009

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 19, 2009, The New York Times Company (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Inmobiliaria Carso, S.A. de C.V. and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa (each an “Investor” and collectively the “Investors”), pursuant to which the Company issued to the Investors for an aggregate purchase price of $250,000,000 (net of a $4,500,000 investor funding fee) (1) $250,000,000 aggregate principal amount of 14.053% Senior Unsecured Notes due January 15, 2015 (the “Notes”), and (2) detachable warrants (the “Warrants”) to purchase 15,900,000 shares of the Company’s Class A common stock, par value $0.10 per share (the “Class A Common Stock”) at a price of $6.3572 per share.  Each Investor purchased an equal number of Notes and Warrants.  The closing of this transaction occurred on January 21, 2009.

The Company intends to use the net proceeds to refinance existing indebtedness, including amounts currently borrowed under the Company’s revolving credit facility that matures in May 2009.

The Notes are the Company’s senior unsecured obligations and will rank equally and ratably with all of the Company’s existing and future senior unsecured obligations.  The Notes bear an annual interest rate of 14.053%, which will be payable semi-annually on each January 15 and July 15, commencing July 15, 2009, consisting of: (1) 11.053% per annum cash interest, and (2) 3% per annum which may, at the Company’s option, be paid in cash or paid-in-kind.  The Notes mature on January 15, 2015.

At any time on or after January 15, 2012, the Company may, at its option, prepay all or any part the Notes, subject to payment of the following prepayment premium: (1) from January 15, 2012 to January 14, 2013, an amount equal to 105% of the outstanding principal amount of the Notes at such date, (2) from January 15, 2013 to January 14, 2014 an amount equal 102.5% of the outstanding principal amount of the Notes at such date, and (3) from January 15, 2014 to the maturity date of the Notes, an amount equal to 100% of the outstanding principal amount of the Notes at such date, plus in all cases, accrued interest.  In addition, at any time prior to January 15, 2012, the Company may, at its option, prepay all or any part the Notes by paying a make-whole premium amount based on the present value of the remaining scheduled payments.

The Notes contain certain covenants that, among other things, limit (subject to exceptions) the ability of the Company and certain of its subsidiaries to:

•                  create or incur certain liens with respect to any of its properties (subject to exceptions for customary permitted liens and liens securing debt in an amount less than 25% of the Company’s adjusted stockholders equity, based on a formula set forth in the Securities Purchase Agreement, minus the amount of guarantees of third party debt);

•                  incur or guarantee additional debt (other than certain refinancings of existing debt, borrowings under existing credit agreements and certain other debt, in each case subject to the provisions of the Securities Purchase Agreement), unless such debt is incurred after March 31, 2010 and immediately after incurrence of the debt, the Company’s fixed charge coverage (defined as the ratio of the Company’s consolidated EBITDA to the consolidated fixed charges) for the most recent four full fiscal quarters is at least 2.75:1;

•                  engage in sale and leaseback transaction, unless the Company or a subsidiary would be entitled to issue, assume or guarantee debt secured by the property (provided that the Securities Purchase Agreement allows a sale and leaseback transaction involving the Company’s headquarters in an amount of up to $225 million, so long as the proceeds are used to refinance existing debt);

•                  merge or consolidate with other companies or transfer or lease substantially all of its properties and assets;

•                  transfer or sell assets, except for such transfers or sales in the ordinary course of business.  Within 360 days of any such transfer or sale of assets, the Company may, at its option, use the net proceeds of such transfer or sale to repay outstanding senior debt or invest in a similar business, acquire properties or make capital expenditures.  Any net proceeds from a transfer or asset sale not invested as described above will be deemed “excess proceeds.” When the amount of the “excess proceeds” exceeds $10 million, the Company will be required to make an offer to all holders of the Notes to purchase the maximum aggregate principal amount of the Notes that may be purchased with the “excess proceeds” in amount equal to 100% the outstanding principal amount of the Notes, plus accrued and unpaid interest, if any.

In addition, if the Company undergoes a “change of control,” the holders of the Notes will have the option to require the Company to purchase all or any portion of the Notes at a purchase price equal to 101% of the outstanding principal amount of the Notes plus accrued interest.  A “change of control” is defined as the earliest to occur of:  (1) at any time any descendant (or any spouse thereof) of Iphigene Ochs Sulzberger or any beneficiary or trustee of a trust over 50% of the individual beneficiaries of which are members of the Ochs-Sulzberger family ceases to own, at such time, in the aggregate, directly or indirectly, beneficially and of record, at least the majority of the then outstanding Class B common stock, par value $0.10 per share, of the Company (the “Class B Common Stock,” and, together with the Class A Common Stock, the “Common Stock”); (2) at any time the holders described in clause (1) shall cease to have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Company; or (3) any “change of control” under any senior indebtedness of the Company.

The Warrants are exercisable at the holder’s option at any time and from time to time, in whole or in part, until January 15, 2015 at an exercise price of $6.3572 per share of Class A Common Stock.  The exercise price and the number of shares of the Company’s Class A Common Stock issuable on exercise of the Warrants are subject to anti-dilution adjustments for stock splits, reclassifications, distributions to all holders of Class A Common Stock, excluding “ordinary cash dividends,” pro rata repurchases of Common Stock, certain business combination transactions, and, except for certain “permitted transactions,” issuances of Class A Common Stock (or securities convertible into or exercisable for Class A Common Stock) at a price (or having a conversion or exercise price) that is less than 95% of the market price of the Class A Common Stock on the last trading day preceding the pricing of the securities issuance.

“Permitted transactions” are defined as issuances (1)  in connection with matching grants of Class A Common Stock pursuant to the Company’s Supplemental Retirement and Investment Plan, (2) in connection with the Company’s Employee Stock Purchase Plan, (3) in connection with stock options and restricted stock units granted prior to January 21, 2009, (4) in connection with stock options, restricted stock units or shares of Class A Common Stock issued after January 21, 2009, pursuant to employee, director or independent contractor/consulting plans, agreements or arrangements and other compensation related arrangements approved by the Company’s Board of Directors or the Board’s compensation committee or by the Company’s management acting under authority delegated by the Board of Directors or the compensation committee, up to 2,000,000 “share equivalents” per year commencing on January 21, 2009 and accruing annually with unused amounts carried forward (each stock option constitutes one-third of a “share equivalent” and each restricted stock unit, grant of Class A Common Stock and other employee equity or equity-based compensation settled in shares of Class A Common Stock (other than those described in clauses (1) and (2) above) constitute one “share equivalent”), (5) of the Preemptive Warrants

(as described under Item 8.01 below), and any adjustments to the exercise price or shares issuable upon the exercise of such Preemptive Warrants, (6) in connection with registered open market sales of Class A Common Stock at prevailing market prices, (7) upon the exercise or conversion of a Preemptive Warrant or of convertible securities for which an adjustment has been made or had not been required to be made, and (8) upon conversion of shares of the Company’s Class B Common Stock into shares of Class A Common Stock without the payment of any consideration.

“Ordinary cash dividends” are defined as regular quarterly cash dividends on shares of Common Stock out of surplus or net profits legally available, provided that “ordinary cash dividends” will not include any cash dividends paid subsequent to December 28, 2008 to the extent the aggregate dividend paid on all Common Stock in any quarter exceeds the greater of (1) the aggregate dividend that would be paid on all Common Stock in that quarter at a rate of $0.06 per share or (2) (i) 80% of accumulated earnings since December 29, 2008 less (ii) the amount of aggregate dividends on Common Stock and on all preferred stock of the Company that is classified as equity under generally accepted accounting principles paid since December 29, 2008, provided, however, that if in any year the amount of the Company’s capital expenditures exceeds the amount of the Company’s depreciation, then the calculation for such year of accumulated earnings shall be determined by deducting the amount of such capital expenditures rather than the amount of depreciation.

Until January 21, 2012, the Investors and certain permitted transferees may not (1) directly or indirectly transfer, sell, assign, pledge, convey, hypothecate or otherwise encumber or dispose of any of the Notes or the Warrants, or (2) lend, hypothecate or permit any custodian to lend or hypothecate any of the Notes or the Warrants.  The foregoing restrictions will cease upon certain events, including upon the existence of legal restrictions on the ability of the holders to hold the Notes, to hold or exercise the Warrants or to hold or vote the warrant shares, or upon a “change of control.”

The Notes and Warrants have not been registered under the Securities Act of 1933, as amended, and are being issued and sold in a private placement pursuant to Section 4(2) thereof.  The Company has entered into a registration rights agreement affording the Investors certain registration rights with respect to the Warrants and the shares of Class A Common Stock issuable upon exercise of the Warrants.

The foregoing description is qualified in its entirety by reference to the Securities Purchase Agreement.  A copy of the Securities Purchase Agreement, which includes as exhibits the forms of Notes, Warrants and Registration Rights Agreement, is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.  A copy of press release issued by the Company relating to the transaction with the Investors is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

As a result of the agreement to issue the Warrants to the Investors, under clause (VI) of Article Fourth of the Company’s certificate of incorporation and Section 622 of the New York Business

Corporation Law, each holder of the Company’s Class B Common Stock has a non-transferable preemptive right to purchase, for each share of Class B Common Stock owned, 0.1112 warrants (the “Preemptive Warrants”), at a price of $1.33 per warrant, to purchase shares of the Company’s Class A Common Stock, at a price of $6.35 per share.  The price per warrant was calculated using a Black-Scholes valuation model and is based on the portion of the $250,000,000 paid by the Investors that the Company has preliminarily allocated to the warrants in accordance with applicable treasury regulations.  The terms of the Preemptive Warrants are substantially the same as those of the Warrants issued to the Investors.

All registered holders of the Company’s Class B Common Stock who have not waived their preemptive rights will receive a preemptive rights certificate, which will indicate the number of warrants that may be purchased by each Class B stockholder.  A copy of the form of preemptive rights certificate is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.  The preemptive rights offering commenced on January 21, 2009, and unless extended by the Company will expire at 5:00 p.m., New York City time, on February 9, 2009.

The Class B Common Stock is principally held by descendants of Adolph S. Ochs, who purchased the Company in 1896.  A family trust holds approximately 89% of the shares of Class B Common Stock.  The family trust and the individual trustees of the family trust holding an aggregate of 745,450 shares of Class B Common Stock have waived their preemptive rights triggered by the agreement to issue the Warrants to the Investors.  Accordingly, an aggregate of 8,917 Preemptive Warrants are being offered to the holders of an aggregate of 80,184 shares of Class B Common Stock.

In connection with the preemptive rights offering, Mellon Investor Services LLC has agreed to act as (1) the preemptive rights agent and (2) the warrant agent.  A copy of the form of Preemptive Rights Warrant Agreement to be entered into between the Company and Mellon Investor Services LLC is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 10.1

Securities Purchase Agreement, dated January 19, 2009, among The New York Times Company, Inmobiliaria Carso, S.A. de C.V. and Banco Inbursa S.A., Institución de Banca Múltiple Grupo Financiero Inbursa (including forms of the Notes, Warrants and Registration Rights Agreement)

Exhibit 10.2	Form of Preemptive Rights Certificate

Exhibit 10.3	Form of Preemptive Rights Warrant Agreement between The New York Times Company and Mellon Investor Services LLC

Exhibit 99.1	The New York Times Company Press Release issued January 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: January 21, 2009	By:	/s/ Kenneth A. Richieri
Kenneth A. Richieri
Senior Vice President, General Counsel and Secretary

Exhibit List

Exhibit 10.1

Securities Purchase Agreement, dated January 19, 2009, among The New York Times Company, Inmobiliaria Carso, S.A. de C.V. and Banco Inbursa S.A., Institución de Banca Múltiple Grupo Financiero Inbursa (including forms of the Notes, Warrants and Registration Rights Agreement)

Exhibit 10.2	Form of Preemptive Rights Certificate

Exhibit 10.3	Form of Preemptive Rights Warrant Agreement between The New York Times Company and Mellon Investor Services LLC

Exhibit 99.1	The New York Times Company Press Release issued January 19, 2009